UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

INTEGRATED MANAGEMENT INFORMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-133634	43-1802805
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Appointment of Principal Officer

In September 2008, the Board of Directors of Integrated Management Information, Inc., (the Company) promoted Leann Saunders to the position of President, reflecting both her significant contribution to the Company’s steady growth as well as her increased role in developing the Company’s product and growth strategy. Mrs. Saunders will continue to oversee key customer relationships along with operational management of product development and delivery of USVerified solutions.  John Saunders, who previously held the title of President, remains in his role Chief Executive Officer and Chairman of the Board.

Prior to the appointment, Mrs. Saunders was responsible for managing the product development, implementation and delivery of the USVerified product line. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings, an integrated beef company, and developed a supply system for PM’s Ranch to Retail product line and managed PM’s USDA Process Verified program. She then served as the company’s Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald’s Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a BS in Agriculture Business and an MS in Beef Industry Leadership from Colorado State University.

Mrs. Saunders is the wife of John Saunders.

Mrs. Saunders is under an existing employment contract with the Company for an annual salary of $90,000 subject to annual performance review adjustments. The agreement automatically renews annually unless a 60-day notice of non-renewal is provided by either the Company or the employee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.
(Registrant)

	By:	/s/ Dannette Boyd
Date: September 25, 2008		Dannette Boyd
Chief Financial Officer